Exhibit 1




                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G/A) on behalf of each of them of a statement on Schedule 13G/A with respect to the Common Stock, $0.001 par value per share, of Metaldyne Performance
Group Inc. and that this Agreement is included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of April, 2015.

                         Levin Capital Strategies, L.P.

                         BY:/s/ John A. Levin
                            ------------------------
                                John A. Levin
                                Chairman and Chief Executive Officer


                         LCS, LLC

                         BY:/s/ John A. Levin
                            ------------------------
                                John A. Levin
                                General Partner


                         LCS Event Partners, LLC

                         BY:/s/ John A. Levin
                            ------------------------
                                John A. Levin
                                General Partner



                         LCS L/S, LLC

                         BY:/s/ John A. Levin
                            ------------------------
                                John A. Levin
                                General Partner



                         BY:/s/ John A. Levin
                            ------------------------
                                John A. Levin